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                                                                    EXHIBIT 24.5

STATE OF ALABAMA

COUNTY OF JEFFERSON


                              POWER OF ATTORNEY


         Know all men by these presents that I, JOHN DAVID SIMMONS, a Director of CROWN CASINO CORPORATION, a Texas corporation, do constitute and appoint EDWARD R. MCMURPHY and MARK D. SLUSSER, jointly and severally, my true and lawful attorneys-in-fact, each with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for CROWN CASINO CORPORATION, for the fiscal year ended April 30, 1995, and to file the same with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as any of the said attorneys-in-fact deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

In witness whereof, I have hereunto set my hand and seal this 7th day of August, 1995.

                                                  /s/ John David Simmons
                                                  ----------------------
                                                  JOHN DAVID SIMMONS


                               ACKNOWLEDGEMENT


         Before me this 7th day of August, 1995, came JOHN DAVID SIMMONS, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.



                                        /s/
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                                        Notary Public

                                        State of Alabama
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                                        My Commission Expires: 4/21/96
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